Exhibit 99.1
Lucid Announces CEO Transition
Peter Rawlinson steps aside from prior roles, transitions to Strategic Technical Advisor to the Chairman, Marc Winterhoff Appointed Interim CEO
NEWARK, CA., February 25, 2025 – Lucid Group, Inc. (NASDAQ: LCID), maker of the world’s most advanced electric vehicles, today announced Peter Rawlinson has stepped aside from his prior roles. He will transition to the role of Strategic Technical Advisor to the Chairman of the Board. Marc Winterhoff, Chief Operating Officer, has been appointed Interim Chief Executive Officer.
As part of the company’s regular succession planning process, the Board has initiated a search to identify Lucid’s next Chief Executive Officer with the support of a leading executive search firm. The new CEO will help Lucid execute its strategy and prepare for the next chapter.
“Now that we have successfully launched the Lucid Gravity, I have decided it is finally the right time for me to step aside from my roles at Lucid,” said Rawlinson. “I am incredibly proud of the accomplishments the Lucid team have achieved together through my tenure of these past twelve years. We grew from a tiny company with a big ambition, to a widely recognized technological world leader in sustainable mobility. It has been my honor to have led and grown this remarkable, truly world-class organization, because Lucid has always been first and foremost about a team effort. The time has now come for me to hand the baton to that very team. I would like to take this opportunity to thank everyone at Lucid, our partners, and the Public Investment Fund for their steadfast support. Serving Lucid has been the privilege of a lifetime and I look forward to continuing to contribute as Strategic Technical Advisor to the Chairman of the Board. I am delighted to remain part of the Lucid family to support the continued success and growth of the company.”
“On behalf of the Board, I would like to thank Peter for his years of service and dedication to Lucid as CEO and CTO. Since launching Lucid in 2016, Peter has been instrumental in the company’s transition from concept to reality and in developing unique, world-leading technology that has defined the next generation of EVs,” said Turqi Alnowaiser, Chairman of the Lucid Board of Directors. “Having assembled a deep bench of technology leaders and positioned the company for its next phase, Peter has decided to step aside from the day-to-day operations and take on an advisory role. With his extensive background in the automotive industry, Marc is uniquely suited to leading the company during this transition period. The Board looks forward to partnering with Marc and our talented senior leadership team as we execute our strategic initiatives to position the company for long-term growth and gross margin improvement. Under Marc’s leadership, we expect business and operations to continue as usual.”
“Lucid’s technology leadership is now well-established and our roadmap well-defined,” said Winterhoff. “I am honored to step into this role as we enter the next stage in our transformational journey, and I look forward to capitalizing on the tremendous opportunity this presents. Our team remains focused on further ramping production of the Lucid Gravity, preparing for the launch of our three midsize platform vehicles, and continuing development of our low-cost Atlas drive unit while we aggressively reduce our costs.”
About Lucid Group
Lucid (NASDAQ: LCID) is a Silicon Valley-based technology company focused on creating the most advanced EVs in the world. The award-winning Lucid Air and new Lucid Gravity deliver best-in-class performance, sophisticated design, expansive interior space and unrivaled energy efficiency. Lucid assembles both vehicles in its state-of-the-art, vertically integrated factory in Arizona. Through its industry-leading technology and innovations, Lucid is advancing the state-of-the-art of EV technology for the benefit of all.
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Forward-Looking Statements
This communication includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “shall,” “expect,” “anticipate,” “believe,” “seek,” “target,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding plans and expectations with respect to the production ramp-up of the Lucid Gravity, the Midsize platform, lower cost drive unit, plans and expectations with respect to cost reduction and gross margin improvement, plans and expectations regarding management transition as well as Lucid’s future operations. Actual events and circumstances may differ from these forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties, including those factors discussed under the heading “Risk Factors” in Part I, Item 1A of Lucid’s Annual Report on Form 10-K for the year ended December 31, 2024, as well as in other documents Lucid has filed or will file with the Securities and Exchange Commission. If any of these risks materialize or Lucid’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Lucid currently does not know or that Lucid currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Lucid’s expectations, plans or forecasts of future events and views as of the date of this communication. Lucid anticipates that subsequent events and developments will cause Lucid’s assessments to change. However, while Lucid may elect to update these forward-looking statements at some point in the future, Lucid specifically disclaims any obligation to do so. Accordingly, undue reliance should not be placed upon the forward-looking statements.